Calculation of Filing Fee Tables
S-3
Piedmont Lithium Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.0001 par value	457(o)
		Equity	Preferred Stock, $0.0001 par value	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Depositary Shares	457(o)
		Other	Purchase Contracts	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 0.00	0.0001476	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Other	Securities to be Offered by the Registrant	415(a)(6)						S-3	333-259798	05/23/2024
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 500,000,000.00			S-3	333-259798	05/23/2024	$ 73,800.00
Carry Forward Securities	3	Equity	Common Stock, $0.0001 par value	415(a)(6)	52,198		$ 1,312,779.70			S-3	333-259798	05/23/2024	$ 193.77
			Total Offering Amounts:				$ 501,312,779.70		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of securities to be registered pursuant to Instruction 2.A.iii.b. to Item 16(b) of Form S-3 under the Securities Act of 1933 as amended (the "Securities Act"). The aggregate maximum offering price of all securities to be issued by Piedmont Lithium Inc. (the "Registrant") pursuant to this Registration Statement shall not have a maximum aggregate offering price that exceeds $500,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency. The amount also includes such indeterminate principal amount, liquidation amount or number of identified classes of securities as may be issued upon conversion or exchange of debt securities, preferred stock or warrants that provide for conversion or exchange into other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any guarantees of any other obligations. (2) The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.ii.b. to Item 16(b) of Form S-3 under the Securities Act. (3) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act. Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying .0001476 and the proposed maximum aggregate offering price. (4) A portion of the Registrant's common stock, par value $0.0001 per share, may be represented by CHESS Depositary Interests, each representing 1/100th of a share of common stock. (5) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

[2]	(6) Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $500,000,000.00 registered hereunder are unsold securities (the "Unsold Securities") previously covered by the Registrant's registration statement on Form S-3 (File No. 333-259798), which was initially filed with the Securities and Exchange Commission on September 28, 2021, was amended on February 28, 2024, February 29, 2024 and May 14, 2024, and became effective on May 23, 2024 (the "Prior Registration Statement"), and are included in this Registration Statement. The Registrant paid a filing fee of $73,800.00 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities under the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

[3]	(7) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Registrant's common stock on December 13, 2023, as reported on the Nasdaq Capital Market, in connection with the initial registration of 62,638 shares of common stock on December 18, 2023 pursuant to the Prior Registration Statement. 52,198 of these shares remain unsold and are included in this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act.